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                                                                    EXHIBIT 10.5

                              OPERATING AGREEMENT
                                       OF
                               FWB SOFTWARE, LLC

     This Operating Agreement of FWB Software, LLC, a California limited liability company (the "COMPANY"), is entered into effective as of the 1st day of July, 1996, among STREAMLOGIC SOFTWARE CORPORATION, a Delaware corporation ("SUB") and FWB SOFTWARE, INC., a California corporation ("FWB").

                                    RECITALS
                                    --------

     Sub and FWB, as the initial Members of the Company, desire to form the Company to acquire and operate the software business previously conducted by FWB.

     Therefore, Sub and FWB hereby agree to form a limited liability company under the California Limited Liability Company Act (the "ACT") on the following terms and conditions:

SECTION 1.  FORMATION

     1.1 FORMATION OF COMPANY. The Company has been organized as a California limited liability company by the filing of Articles of Organization pursuant to the Act with the California Secretary of State. A copy of the Articles is attached to this Agreement as Exhibit A.

     1.2 NAME. The name of the Company is "FWB Software, LLC" and all Company business shall be conducted under that name or such other names that comply with applicable law as the Manager may select from time to time.

     1.3 PURPOSE AND SCOPE. Subject to the provisions of this Agreement and the Articles, the purposes of the Company are to acquire the Software Business (as hereinafter defined) from FWB, to operate the Software Business, and to do any and all other acts or things that may be necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the business of the Company.

     1.4 TERM. The Company shall commence on the date the Articles are filed and shall continue until the date set forth in the Articles, unless earlier dissolved pursuant to the terms of this Agreement or the Act.

     1.5 OFFICE; AGENT. The office of the Company required by the Act to be maintained in the State of California shall be located at 1555 Adams Drive, Menlo Park, California, or such other office (which need not be a place of business of the Company) as the Manager may designate from time to time in the manner provided by law. The name and address of the agent for service of process of the Company shall be Norman Fong, 1555 Adams Drive, Menlo Park, California 94025. The Company may have such other offices as the Manager may designate from time to time.
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     1.6  DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

     (a) ACT. The California Limited Liability Company Act, as amended from time to time.

     (b) AFFILIATE. When used with reference to a specified Person, (i) any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer or director of, partner or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, partner, or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person that, directly or indirectly, is the beneficial owner of ten percent (10%) or more of any class or voting securities of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person has a substantial beneficial interest, and (iv) any immediate family member or spouse of the specified Person.

     (c) AGREEMENT. This Operating Agreement, as originally executed and as amended, modified, supplemented or restated from time to time in accordance with its terms.

     (d) ARTICLES. The Articles of Organization of the Company, as originally filed and as amended or restated from time to time in accordance with this Agreement and the Act.

     (e) ASSET PURCHASE AGREEMENT. The Asset Purchase Agreement of even date herewith between StreamLogic Corporation, as buyer, and FWB, as seller.

     (f) ASSIGNEE. A Person who has acquired by assignment a Membership Interest or an Economic Interest but who has not been admitted as a Member of the Company.

     (g) BANKRUPTCY. With respect to a Person, being the subject of an order for relief under Title 11 of the United States Code, or any successor statute or other statute in any foreign jurisdiction having like import or effect.

     (h)  CAPITAL ACCOUNT. As defined in Section 2.4.

     (i)  CLOSING. As defined in Section 2.2.

     (j) CODE. The Internal Revenue Code of 1986 or any successor statute, as amended from time to time.

     (k)  COMPANY. FWB Software, LLC, a California limited liability company.

     (l) COMPANY RIGHTS AGREEMENT. The agreement of even date herewith, in the form attached as Exhibit D to this Agreement.

     (m) DISTRIBUTABLE CASH. Cash funds of the Company from any source which the Manager determines to be available for distribution to Members.

     (n) ECONOMIC INTEREST. A Person's right to share in the income, gains, losses, deductions, credit, or similar items of, and to receive distributions from, the Company, but such term does not

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include any other rights of a Member including, without limitation, the right to vote or to participate in management, or, except as provided in Section 17106 of the Act, any right to information concerning the business and affairs of the Company.

     (o)  FISCAL YEAR. The taxable year of the Company, as determined under
Section 706 of the Code.

     (p) INVESTED CAPITAL. The value of money or property contributed, or services rendered, to the Company as capital by any Member in that Person's capacity as a Member pursuant to this Agreement.

     (q) MAJORITY VOTE. The vote of Members holding more than fifty percent (50%) of the Percentage Interests.

     (r) MANAGER. A Person elected by the Members to manage the Company, who shall have the power and authority of a manager under the Act.

     (s) MEMBER. A Person who (i) has been admitted to the Company as a Member in accordance with this Agreement and (ii) has not resigned, withdrawn, or been expelled as a Member or, if other than an individual, been dissolved.

     (t) MEMBERSHIP INTEREST. A Member's rights in the Company, collectively, including the Member's Economic Interest, any right to vote or participate in management, and any right to information concerning the business and affairs of the Company provided by the Act.

     (u)  NET INCOME AND NET LOSS. As defined in Section 3.10.

     (v) OFFICER. Any Person appointed by the Manager to be an officer of the Company pursuant to Section 4.2.

     (w) PERCENTAGE INTEREST. With respect to a Member, the number of Shares owned by such Member expressed as a percentage of the total outstanding Shares. The aggregate Percentage Interests shall at all times equal 100 percent.

     (x) PERSON. An individual, partnership, limited partnership, trust, estate, association, corporation, limited liability company, or other entity, whether domestic or foreign.

     (y) RIGHTS AGREEMENT. The agreement of even date herewith, in the form attached as Exhibit E to this Agreement.

     (z) SHARES. Ownership of the Company shall be divided into and represented by Shares. The number of Shares issued to each Member shall be set forth in Exhibit B to this Agreement.

     (aa) SOFTWARE BUSINESS. FWB's business of developing, making and distributing firmware for use with mass-storage solutions and software both for use with mass-storage solutions and as standalone products, including its RAID Toolkit, CD ROM Toolkit/TM/ and HardDisk Toolkit/TM/ products.

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     (bb)  STREAMLOGIC CORPORATION. StreamLogic Corporation, a Delaware
corporation, the parent of Sub.

     (cc)  TAX DISTRIBUTION. As defined in Section 3.1.

     (dd) TAX ITEMS. The income, gains, losses and deductions of the Company for federal income tax purposes, as determined by the Company's accountants.

     (ee) TAX MATTERS PARTNER. The Member designated as the Tax Matters Partner pursuant to Section 7.4.

     (ff) TREASURY REGULATIONS. Final and temporary income tax regulations issued by the U. S. Treasury Department.

SECTION 2.  CAPITALIZATION OF THE COMPANY.

     2.1  INITIAL CONTRIBUTIONS

     (a) FWB CONTRIBUTION. At the Closing, FWB shall transfer, assign and deliver to the Company all of FWB's assets, properties and business remaining after the sale of the Hardware Business (as such term is defined in the Asset Purchase Agreement), except that FWB may retain the aggregate sum of up to $2,400,000 in cash and accounts receivable. FWB's contribution shall be subject to, and the Company shall assume, perform and carryout, and hold FWB harmless against, all of the debts, obligations and liabilities of FWB, including FWB's obligations under the Asset Purchase Agreement, other than the debts, obligations and liabilities of FWB which are assumed by StreamLogic Corporation under the Asset Purchase Agreement. At the Closing, FWB shall execute and deliver the General Conveyance and Assumption of Liabilities in substantially the form of Exhibit C. The Members agree that the net fair market value of FWB's contribution to the Company and the number of Shares issued in exchange therefor shall be as set forth in Exhibit B hereto.

     (b) SUB CONTRIBUTION. At the Closing, Sub shall transfer, assign and deliver to the Company One Million Two Hundred Fifty-Six Thousand One Hundred Twenty-Three (1,256,123) shares of the common stock (the "COMMON STOCK") of StreamLogic Corporation ("STREAMLOGIC"). The Members agree that the net fair market value of Sub's contribution to the Company and the number of Shares issued in exchange therefor shall be as set forth in Exhibit B hereto. Notwithstanding the foregoing, at the Closing the Company may elect in writing either of the following: (1) On the date 120 days after the Closing a calculation of the then market value of the StreamLogic common stock is to be made (based on the average of the closing sale prices for StreamLogic common stock for the twenty (20) trading days immediately prior to such date (the "AVERAGE PRICE")) and the Company either receives additional shares from Sub or returns shares of the StreamLogic common stock to Sub to adjust the market value (based on the Average Price) of the shares held by the Company to $7,500,000; or
(2) on the date 120 days after the Closing a calculation of the then market value of the StreamLogic common stock is to be made (based on the Average Price) and so long as the market value (based on the Average Price) is between $6,000,000 and $9,000,000 no adjustment is made, but (A) if the market value (based on the Average Price) is less than $6,000,000 the Company shall receive additional shares of StreamLogic common stock from Sub to increase the market value (based on the Average Price) to $6,000,000, and (B) if the market value (based on the Average Price) is greater than $9,000,000 the Company shall return

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shares of StreamLogic common stock to Sub to reduce the market value (based on the Average Price) to $9,000,000. Any adjustment under the preceding sentence shall not cause any adjustment in Sub's Invested Capital or its Capital Account.

     2.2 CLOSING. The capitalization of the Company shall take place concurrently with the closing of the transactions contemplated by the Asset Purchase Agreement and the execution of the Rights Agreement and the Company Rights Agreement (the "CLOSING"). All transactions at the Closing shall be deemed to take place simultaneously and no party shall have any obligation to deliver any document or take any action contemplated by this Agreement to be delivered or taken at the Closing unless at the Closing there occurs simultaneously each and every other transaction contemplated by this Agreement to occur at the Closing.

     2.3 ADDITIONAL CONTRIBUTIONS. At the discretion of the Manager, the Company may issue additional Membership Interests in exchange for additional contributions to the capital of the Company, on such terms as are determined by the Manager, which may include priority over existing Membership Interests as to Economic Interests, voting rights and participation in management. Without limiting the generality of the preceding sentence, the Manager may grant options to purchase Shares to employees of the Company or to other Persons, for such amounts and on such terms as the Manager may determine in its discretion. This Agreement may be amended by the signature of the Manager to reflect the sale of the additional Membership Interests, the admission of additional Members and any changes in allocations of Economic Interests, voting rights and participation in management, and such amendment shall not require the approval of the Members.

     2.4 CAPITAL ACCOUNTS. A separate Capital Account (a "CAPITAL ACCOUNT") shall be maintained for each Member for the full term of this Agreement in accordance with the capital accounting rules of section 1.704(b)(2)(iv) of the Treasury Regulations. Each Member shall have only one Capital Account, regardless of the number of Membership Interests in the Company owned by the Member and regardless of the time or manner in which the Membership Interests were acquired by the Member. Pursuant to the basic rules of section 1.704-l(b)(2)(iv) of the Regulations, the balance in each Member's Capital Account shall be:

     (a) increased by the amount of money contributed by the Member (or the Member's predecessor in interest) to the capital of the Company pursuant to this Section 2 and decreased by the amount of money distributed to the Member (or the Member's predecessor in interest) pursuant to Section 3 or Section 8 hereof;

     (b) increased by the fair market value of each item of property (determined without regard to section 7701(g) of the Code) contributed by the Member (or the Member's predecessor in interest) to the capital of the Company pursuant to this Section 2 (net of all liabilities secured by the property that the Company is considered to assume or take subject to, under section 752 of the
Code) and decreased by the fair market value of each item of property (determined without regard to section 7701(g) of the Code) distributed to the Member (or the Member's predecessor in interest) by the Company pursuant to
Section 3 or Section 8 hereof (net of all liabilities secured by the property that the Member is considered to assume or take subject to, under section 752 of the Code);

     (c) increased by the amount of Net Income and items of income or gain allocated to the Member (or the Member's predecessor in interest) pursuant to
Section 3 hereof;

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     (d)  decreased by the amount of Net Loss and items of loss or expense allocated to the Member (or the Member's predecessor in interest) pursuant to
Section 3 hereof;

     (e) to the extent that Company property is reflected in the Capital Accounts and on the books of the Company at a book value that differs from the adjusted tax basis of such property, adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations to Members of depreciation, depletion, amortization, and gain or loss, as computed for book purposes, with respect to such property; and

     (f) otherwise adjusted in accordance with the other Capital Account maintenance rules of section 1.704-l(b)(2)(iv) of the Treasury Regulations.

     2.5 VALUATION OF COMPANY ASSETS. The book values of all Company assets shall be adjusted to equal their respective fair market values (taking Code
Section 7701(g) into account), as reasonably determined by the Manager, upon the occurrence of any of the following events: (i) a contribution of money or property (other than a de minimis amount) to the Company by a new or existing Member as consideration for a Membership Interest; (ii) a distribution of money or property (other than a de minimis amount) by the Company to a Member as consideration for a Membership Interest; and (iii) the liquidation of the Company within the meaning of Treasury Regulations section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (i) and (ii) of this sentence shall be made only if the Manager reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interest of the Members. Any such adjustments shall be reflected by corresponding adjustments to the Capital Accounts which reflect the manner in which the unrealized income, gain, loss, or deduction inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Members if there were a taxable disposition of such assets for such fair market values.

     2.6 LOANS. The Manager, from time to time and in its reasonable judgment, may obtain loans from third parties or Members to meet operating expenses and capital expenditures of the Company, which loans may be unsecured or secured by all or a portion of Company assets.

SECTION 3.  DISTRIBUTIONS AND ALLOCATIONS

     3.1 TAX DISTRIBUTIONS. For each Fiscal Year of the Company in which the Company has taxable income (except the Fiscal Year in which the Company is liquidated), the Company shall distribute an amount equal to the product of (i) the Company's taxable income multiplied by (ii) the sum of (x) the highest marginal federal income tax rate imposed on individual taxpayers plus (y) the product of the highest marginal California income tax rate imposed on individual taxpayers multiplied by the difference of 100 percent minus the federal marginal income tax rate determined under clause (x) (the "TAX DISTRIBUTION"). For example, if the highest marginal federal income tax rate is 39.6 percent and the highest marginal California income tax rate is 11 percent, the effective tax rate for purposes of the Tax Distribution would be 39.6% + [11% x (100% - 39.6%)], or 46.2 percent. The Company shall endeavor to make the Tax Distribution in periodic distributions which conform to the deadlines for paying estimated tax payments, and in any event the Tax Distribution shall be completed not later than ninety (90) days after the end of the Fiscal Year in which the Company has taxable income. Except as otherwise provided in the next sentence, the Tax Distribution shall be distributed to those Members to whom the Company's taxable income is

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allocated and in proportion to such allocations. If a Membership Interest (or an
Economic Interest) is assigned prior to the making of the Tax Distribution, the full amount of the Tax Distribution attributable to such Membership Interest (or Economic Interest) shall be distributed to the Person who holds such Membership Interest (or Economic Interest) as of the time the Tax Distribution is made.

     3.2  NONLIQUIDATING DISTRIBUTIONS. Except as otherwise provided in Sections
3.1 and 8.3, Distributable Cash shall be allocated and distributed to the Members in proportion to their Percentage Interests as of the time the distribution is made.

     3.3 WITHHOLDINGS AS DISTRIBUTIONS. For California tax purposes, each Member which is a nonresident of California shall execute and deliver to the Manager the agreement of such nonresident Member required by Section 18633.5 of the California Revenue and Taxation Code (the "NONRESIDENT TAX AGREEMENT") no later than sixty (60) days after becoming a Member. If any nonresident Member fails to deliver a Nonresident Tax Agreement, the Company shall be required to make payments to the State of California pursuant to Section 18633.5 of the California Revenue and Taxation Code and any such payments shall be treated as distributions to such Member for all purposes under this Agreement. If such payments exceed the amount of distributions such Member would otherwise have received from the Company, such Member shall be obligated to return such excess payments to the Company, plus interest at the Member Loan Rate from the date of such excess payments.

     3.4 ALLOCATION OF NET INCOME. After giving effect to the special allocations set forth in Section 3.6, Net Income for any Fiscal Year or other period shall be allocated among the Members as follows:

     (a) First, to those Members who have received prior allocations of Net Loss (including Net Loss allocated to a predecessor of a Member to the extent such Net Loss has been reflected in the Member's Capital Account) until all such prior allocations of Net Loss have been offset in full by allocations of Net Income under this Section 3.4(a), in inverse order to the prior allocations of Net Loss (i.e., the last dollar of Net Loss allocated shall be offset by the next dollar of Net Income allocated);

     (b) Thereafter, Net Income shall be allocated to the Members in proportion to their Percentage Interests.

     3.5 ALLOCATION OF NET LOSS. After giving effect to the special allocations set forth in Section 3.6, Net Loss for any Fiscal Year or other period shall be allocated among the Members as follows:

     (a) First, to those Members who have received prior allocations of Net Income (including Net Income allocated to a predecessor of a Member to the extent such Net Income has been reflected in the Member's Capital Account) until all such prior allocations of Net Income have been offset in full by allocations of Net Loss under this Section 3.5(a), in inverse order to the prior allocations of Net Income (i.e., the last dollar of Net Income allocated shall be offset by the next dollar of Net Loss allocated);

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     (b)  Next, Net Loss shall be allocated to the Members in proportion to the positive balances in their Capital Accounts, until each Member's Capital Account balance has been reduced to zero; and

     (c) Next, Net Loss shall be allocated to the Members in proportion to their Percentage Interests, except that in no event shall Net Loss be allocated to any Member if such allocation would reduce such Member's Capital Account balance to less than a deficit amount equal to the amount such Member is deemed obligated to restore to its Capital Account pursuant to the next to last sentences of Treasury Regulations sections 1.704-2(g)(1) and (i)(5).

     3.6 SPECIAL ALLOCATIONS. Prior to making the allocations described in Sections 3.4 and 3.5, Company income, gain, loss and deduction shall be allocated in accordance with the following provisions and applied in the following order:

     (a) Except as otherwise provided in section 1.704-2(f) of Regulations, if there is a net decrease in Company Minimum Gain during any Company taxable year, each Member shall be specially allocated items of Company income and gain for the year (and, if necessary, subsequent years) in an amount equal to the portion of the Member's share of the net decrease of Company Minimum Gain, determined in accordance with Treasury Regulations section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations section 1.704-2(j)(2). This Section 3.6(a) is intended to comply with the "minimum gain chargeback" requirements of Treasury Regulations section 1.704-2(f) and shall be interpreted consistently therewith. "COMPANY MINIMUM GAIN" shall have the same meaning as "partnership minimum gain" in Treasury Regulations section 1.704-2(b)(2).

     (b) Except as otherwise provided in section 1.704-2(i)(4) of the Treasury Regulations, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to Member Nonrecourse Debt during any Company taxable year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to the Member Nonrecourse Debt, determined in accordance with Treasury Regulations section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for the year (and, if necessary, subsequent years) in an amount equal to the portion of each such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to the Member Nonrecourse Debt, determined in accordance with Treasury Regulations section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant to such sentence. The items to be so allocated shall be determined in accordance with Treasury Regulations section 1.704-2(j)(2). "MEMBER NONRECOURSE DEBT MINIMUM GAIN" and "MEMBER NONRECOURSE DEBT" shall have the same meanings as "partner nonrecourse debt minimum gain" and "partner nonrecourse debt," in Treasury Regulations sections 1.704-2(i)(2) and (b)(4), respectively.

     (c) If a Member unexpectedly receives an adjustment, allocation or distribution of any item described in Treasury Regulations sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and the adjustment, allocation or distribution creates a deficit balance in the Member's Capital Account in excess of the amount the Member is deemed obligated to restore to its Capital Account pursuant to the next to last sentences of Treasury Regulations sections 1.704-2(g)(1) and
(i)(5) (an "excess deficit"), items of

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income and gain shall be allocated to the Member in an amount and manner sufficient to eliminate the excess deficit as soon as possible. Solely for purposes of applying this Section 3.6(c), each Member's Capital Account shall be reduced to the extent of adjustments, allocations or distributions described in subparagraphs (4), (5) and (6) of Treasury Regulations section 1.704-1(b)(2)(ii)(d) which are reasonably expected as of the end of the taxable year. This Section 3.6(c) is intended to comply with the "qualified income offset" provisions of Treasury Regulations section 1.704-1(b)(2)(ii)(d) and these provisions shall be interpreted, and allocations hereunder shall be made, in conformity with the regulations.

     (d) Nonrecourse Deductions for any taxable year or other period shall be allocated to the Members in proportion to their Percentage Interests. The term "NONRECOURSE DEDUCTIONS" shall have the meaning set forth in Treasury Regulations section 1.704-2(b)(1).

     (e) Member Nonrecourse Deductions for any taxable year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which the Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations section 1.704-2(i). The term "MEMBER NONRECOURSE DEDUCTIONS" shall have the same meaning as "partner nonrecourse deductions" in Treasury Regulations section 1.704-2(i)(2).

     (f) The allocations set forth in Section 3.6(a) through Section 3.6(e), inclusive (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of Treasury Regulations Section 1.704-1(b). The Regulatory Allocations shall be taken into account in allocating other net profits, net losses, and items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of the allocations of other net profits, net losses, and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

     3.7 TAX ALLOCATIONS. Except as otherwise provided in the second sentence of this Section 3.7, all items of Partnership taxable income, gain, loss and deduction shall be allocated among the Members consistent with the allocations of Net Income and Net Loss under Sections 3.4 and 3.5. If Company property is reflected in the Capital Accounts and on the books of the Company at a book value that differs from the adjusted tax basis of the property, then depreciation, depletion, amortization, and gain or loss, as computed for tax purposes, with respect to the property, shall be determined and allocated among the Members, solely for tax purposes, so as to take account of the variation between the adjusted tax basis and the book value of the property in any reasonable method determined by the Manager and permitted under Section 704(c) of the Code and Treasury Regulations thereunder.

     3.8  OTHER ALLOCATION AND DISTRIBUTION RULES

     (a) For purposes of determining Net Income or Net Loss, or any other items allocable to any period, Net Income, Net Loss and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under Code Section 706 and Treasury Regulations thereunder.

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     (b)  Any amounts withheld by the Company pursuant to the Code or any provision of any state or local law with respect to any allocation or distribution to a Member shall be treated as a distribution to the Member for all purposes under this Agreement.

     (c) No Member shall become entitled to any distribution from the Company until such time as the distribution is actually paid by the Company. No Member has any right to demand and receive any distribution from the Company in any form other than money. No Member may be compelled to accept from the Company a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Members.

     (d) If any asset of the Company is to be distributed in kind to one or more Members (including upon dissolution of the Company under Section 8.3), such asset shall be valued at its fair market value (taking Code section 7701(g) into account) on the date of distribution, and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, or deduction inherent in such asset (that has not been reflected in the Capital Accounts previously) would be allocated among the Members if there were a taxable disposition of such asset at its fair market value on the date of distribution.

     (e) No distribution shall be made by the Company if such distribution is prohibited by Section 17254 of the Act. Any Member who receives a distribution from the Company which is determined to have been prohibited by Section 17254 of the Act shall, within thirty (30) days following notice, return such distribution to the Company.

     3.9 INTEREST ON CAPITAL. Except as otherwise expressly provided in this Agreement, no Member shall receive any interest on its Invested Capital or its Capital Account.

     3.10 DETERMINING NET INCOME AND NET LOSS. "NET INCOME" and "NET LOSS" shall mean, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for the year or period, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

     (a) Any income that is exempt from federal income tax shall be added to the Company's gross income;

     (b) Any expenditures of the Company described in Code section 705(a)(2)(B) (or treated by Treasury Regulations as if described in that section) shall be treated as a deduction of the Company;

     (c) Gain or loss from any disposition of Company property shall be computed with reference to the book value of the property if its book value differs from its adjusted tax basis;

     (d) If the book value of any Company property differs from its adjusted tax basis, depreciation, amortization, or other cost recovery deductions with respect to the property shall be computed with reference to the book value;

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     (e)  Any items which are specially allocated pursuant to Section 3.6 hereof shall be taken into account prior to computing, and shall be excluded from the computation of, Net Income or Net Loss for purposes of this Section 3.10; and

     (f) Any other adjustments which the Manager determines are necessary to comply with Treasury Regulations section 1.704-1(b) shall be made.

SECTION 4.  MANAGEMENT

     4.1 MANAGER. The business and affairs of the Company shall be managed by the Manager, who shall manage in its capacity as a Member. Except for situations in which the approval of the Members is expressly required by this Agreement or by nonwaivable provisions of applicable law, the Manager shall have full and complete authority, power, and discretion to manage and control the business, affairs, and properties of the Company.

     The initial Manager of the Company shall be FWB. If FWB ceases to be the Manager for any reason, a new Manager shall be elected by Majority Vote. The Manager must be a Member of the Company and must own at least 20% of the outstanding Shares. If at any time there is no Member who owns at least 20% of the outstanding Shares, the Articles and this Agreement shall be amended to increase the number of Managers (who must be Members) so that the Managers collectively own at least 20% of the outstanding Shares. Any such amendment may also provide for meetings of the Managers and their respective voting rights.

     4.2 OFFICERS. The Manager may, from time to time, appoint one or more individuals to be officers of the Company. Any officers so appointed shall have such authority and perform such duties as the Manager may, from time to time, delegate to them. Unless the Manager decides otherwise, if the title of an officer is one commonly used for an officer of a business corporation formed under the General Corporation Law, the use of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Manager. Any officer may be removed as such, either with or without cause, by the Manager.

     4.3 LIABILITY OF MANAGERS. A Manager shall not be liable to the Company or the Members for any mistake of fact or judgment or for the doing of any act or the failure to do any act by the Manager in conducting the business, operations and affairs of the Company, which may cause or result in any loss or damage to the Company or the Members, unless such mistake, act or failure to act is the result of the Manager's fraud, bad faith, gross negligence, or willful misconduct. In performing his duties, a Manager shall be entitled to rely on information, opinion, reports, or statements, including financial statements and other financial information, prepared or provided by any attorney, independent accountant, officer, employee or other agent of the Company, or other Person as to matters which the Manager reasonably believes to be within such Person's professional or expert competence, unless the Manager has knowledge concerning the matter in question that would cause such reliance to be unwarranted under the circumstances.

     4.4 INDEMNIFICATION. The Company shall indemnify and hold harmless, to the fullest extent permitted by law, (i) each Member, (ii) each current or former Manager and (iii) each director, officer, agent, partner, employee, counsel and Affiliate of each Member, each Manager and the Company, or of any of their Affiliates (individually, an "INDEMNIFIED PARTY"), as follows:

     (a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, any Indemnified Party from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts ("INDEMNIFIED COSTS") arising from all claims, demands, actions, suits or proceedings ("ACTIONS"), whether civil, criminal, administrative or investigative, in which the Indemnified Party may be involved, or threatened to be involved, as a party or otherwise arising as a result of its status as (i) a Member of the Company, (ii) a Manager, or
(iii) a director, officer, agent, partner, employee, counsel or Affiliate of a Manager, a Member or the Company or any of their Affiliates, regardless of whether the Indemnified Party continues in the capacity at the time the liability or expense is paid or incurred, and regardless of whether the Action is brought by a third party, a Member, or by or in the right of the Company; provided, however, no such Person shall be indemnified for any Indemnified Costs
--------  -------
which proximately result from the Person's fraud, bad faith, gross negligence or willful misconduct or the Person's material breach of this Agreement.

     (b) The Company shall pay or reimburse, to the fullest extent allowed by law and consistent with Section 4.4(a) above, in advance of the final disposition of the proceeding, Indemnified Costs incurred by the Indemnified Party in connection with any Action that is the subject of Section 4.4(a) above.

     (c) Notwithstanding any other provision of this Section 4.4, the Company shall pay or reimburse Indemnified Costs incurred by an Indemnified Party in connection with such Person's appearance as a witness or other participation in a proceeding involving or affecting the Company at a time when the Indemnified Party is not a named defendant or respondent in the proceeding.

     (d) The Manager may cause the Company to purchase and maintain insurance or other arrangements on behalf of the Indemnified Parties against any liability asserted against any Indemnified Party and incurred by any Indemnified Party in that capacity, or arising out of the Indemnified Party's status in that capacity, regardless of whether the Company would have the power to indemnify the Indemnified Party against that liability under this Section 4.4. The indemnification provided by this Section 4.4 shall be in addition to any other rights to which the Indemnified Parties may be entitled under any agreement, any vote of the Members, as a matter of law, or otherwise, and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Party.

     (e) An Indemnified Party shall not be denied indemnification in whole or in part under this Section 4.4 because the Indemnified Party had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     4.5 CONFIDENTIALITY. Each Member recognizes that in its capacity as a Member, it will receive information about the Company and its operations which is confidential and proprietary to the Company. Each Member agrees to keep all information about the Company received in its capacity as a Member confidential and to not disclose that information to any other person, including employees or consultants of the Company, other than disclosures specifically authorized by the Manager.

SECTION 5.  INTERESTS OF MEMBERS

     5.1  ADMISSION OF MEMBERS.

     (a) The initial Members of the Company are the Persons executing this Agreement as of the date of this Agreement as Members, each of whom is admitted to the Company as a Member effective upon the execution by such Person of this Agreement.

     (b) Persons who acquire Membership Interests pursuant to Section 2.3 of this Agreement shall become Members upon satisfaction of the conditions set forth in Section 5.5 below.

     5.2 AUTHORITY OF MEMBERS. No Member, acting solely in the capacity of a Member, is an agent of the Company and no Member (other than a Manager or an Officer) can bind or execute any instrument on behalf of the Company.

     5.3 VOTING RIGHTS OF MEMBERS. The Members shall have the right to vote on the matters set forth in this Agreement, including the matters listed in this
Section 5.3. Except as otherwise provided in this Agreement or in the Act, matters on which the Members may vote shall require the approval of a Majority Vote. Members shall have the right to vote on the following matters:

     (a) The election to continue the Company following the occurrence of an event described in Section 8.1(d), which shall require the vote of Members as specified in that Section;

     (b) Except as otherwise provided in Section 2.3, any amendment of the Articles or this Agreement; provided, however, that no amendment may require a Member to contribute additional capital to the Company unless the Member has approved the amendment;

     (c)  Removal of the Manager or election of a successor Manager;

     (d)  Any merger of the Company with or into another business entity;

     (e)  The dissolution of the Company pursuant to Section 8.1(b); and

     (f) Such other matters as the Manager may from time to time elect to submit to the vote of the Members, it being understood and agreed that the Manager shall not be obligated to submit any other matters to the vote of the Members.

     5.4 WITHDRAWAL. No Member shall have the right or power to withdraw from the Company as a Member.

     5.5 TRANSFERS OF INTERESTS. Subject to the restrictions on transfer set forth in the Rights Agreement, the Members may sell, transfer, pledge, encumber or otherwise dispose of their Membership Interests or interests therein. Any attempted sale, transfer, pledge, encumbrance or other disposition of a Membership Interest or an interest therein which does not comply with the requirements of the Rights Agreement shall be void and of no effect.

     (a) Until the Assignee becomes a Member, the voting rights and rights to participate in the management and affairs of the Company which are attributable to the interest assigned shall be suspended and may not be exercised by the assignor or the Assignee. The Company and the Manager shall be entitled to treat the record owner (as reflected on the books of the Company) of any Membership Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such owner until such time as a written assignment of such interest has been received by the Company. The effective date of an assignment shall be (i) the date of receipt and acceptance by the Manager of the written notice of assignment, or (ii) such later date as may be specified in the notice of assignment. An Assignee shall be entitled to become a Member only upon the terms and conditions set forth in Section 5.5(b).

     (b) An Assignee may be admitted as a Member upon satisfaction of the following conditions: (i) the filing with the Company of a duly executed written instrument of assignment in a form approved by the Manager specifying the interest being assigned and setting forth the intention of the assignor that the Assignee succeed to the assignor's interest as a Member with respect to such interest; and (ii) the execution and acknowledgment by the assignor (except in the case of an assignment occurring by will, intestate succession, or otherwise by operation of law) and Assignee of any other instruments reasonably required by the Manager, including the acceptance and adoption by the Assignee of the provisions of this Agreement.

     5.6 DECEASED, INCOMPETENT OR DISSOLVED MEMBER. If a Member who is an individual dies or is adjudged by a court of competent jurisdiction to be incompetent to manage the Member's person or property, the Member's executor, administrator, guardian, conservator, or other legal representative may exercise all of the Member's rights for the purpose of settling the Member's estate or administering the Member's property. If a Member is a corporation, trust, or other entity and is dissolved or terminated, the powers of that Member may be exercised by its legal representative or successor.

SECTION 6.  MEETINGS OF MEMBERS

     6.1 PLACE OF MEETINGS. Meetings of Members shall be held at any place stated in any proper notice of meeting, provided that place is within the County of San Mateo, State of California.

     6.2 REGULAR MEETINGS. Regular meetings of the Members shall not be required.

     6.3 SPECIAL MEETINGS. Special meetings of Members may by called by any Manager or by any Member or Members representing not less than 10 percent of the Percentage Interests, for the purpose of addressing any matters on which the Members may vote.

     6.4  NOTICE OF MEETINGS.

     (a) Whenever Members are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than 10 days nor more than 60 days before the date of the meeting to each Member entitled to vote at the meeting. The notice shall state the place, date and hour of the meeting and the general nature of the business to be transacted. No other business may be transacted at such meeting.

     (b) Notice of a Members' meeting shall be given either personally or by mail or other means of written communication, addressed to the Member at the address of the Member appearing on the books of the Company or given by the Member to the Company for the purpose of notice.

The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

     (c) Upon written request to a Manager by any Person entitled to call a meeting of Members, the Manager shall immediately cause notice to be given to the Members entitled to vote that a meeting will be held at a time requested by the Person calling the meeting, not less than 10 days nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after receipt of the request, the Person entitled to call the meeting may give the notice.

     (d) When a Members' meeting is adjourned to another time or place, except as provided in the last sentence of this paragraph, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business that may have been transacted at the original meeting. If the adjournment is for more than 45 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

     6.5 QUORUM. Members holding a majority of the Percentage Interests represented in person or by proxy shall constitute a quorum at a meeting of Members. The Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the loss of a quorum, if any action taken after loss of a quorum, other than adjournment, is approved by the requisite percentage of voting interests specified in this Agreement or in the Act.

     6.6 ACTION WITHOUT A MEETING. Any action that may be taken at any meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed and delivered to the Company by Members having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Members entitled to vote thereon were present and voted.

     Unless the consents of all Members entitled to vote have been solicited in writing, (i) notice of any Member approval of an amendment to the Articles or this Agreement, a dissolution of the Company as provided in Section 17350 of the Act, or a merger of the Company as provided in Section 17551 of the Act, without a meeting by less than unanimous written consent shall be given at least 10 days before the consummation of the action authorized by such approval, and (ii) prompt notice shall be given of the taking of any other action approved by Members without a meeting by less than unanimous written consent, to those Members entitled to vote who have not consented in writing.

     Any Member giving a written consent, or the Member's proxyholder, may revoke the consent by a writing received by the Company prior to the time that written consents of Members having the minimum number of votes that would be required to authorize the proposed action have been filed with the Company, but may not do so thereafter. The revocation is effective upon its receipt at the office of the Company required to be maintained pursuant to Section 17057 of the Act.

     6.7 TELEPHONIC MEETINGS. Members may participate in a meeting of the Company through the use of conference telephones or similar communications equipment, as long as all Members participating in the meeting can hear one another. Participation in a meeting pursuant to this Section 6.7 constitutes presence in person at that meeting.

     6.8 PROXIES. The use of proxies in connection with this Section 6 will be governed in the same manner as in the case of corporations formed under the California General Corporations Law.

     6.9 RECORD DATE. In order that the Company may determine the Members of record entitled to notices of any meeting or to vote, or entitled to receive any distribution or to exercise any rights in respect of any other lawful action, a Manager, or Members representing more than 10 percent of the Percentage Interests, may fix, in advance, a record date, that is not more than 60 days nor less than 10 days prior to the date of the meeting and not more than 60 days prior to any other action. If no record date is fixed:

     (a) The record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

     (b) The record date for determining Members entitled to give consent to Company action in writing without a meeting shall be the day on which the first written consent is given;

     (c) The record date for determining Members for any other purpose shall be at the close of business on the day on which the Manager adopts the resolution relating to the other action, or the 60th day prior to the date of the other action, whichever is later;

     (d) The determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of the meeting unless a Manager or the Members who called the meeting fix a new record date for the adjourned meeting, but the Manager or the Members who called the meeting shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

SECTION 7.  ACCOUNTING MATTERS

     7.1 MAINTENANCE OF RECORDS. The Company shall maintain at the office referred to in Section 1.5 all of the following:

     (a) A current list of the full name and last known business or residence address of each Member and of each holder of an Economic Interest set forth in alphabetical order, together with the contribution and share in profits and losses of each Member and holder of an Economic Interest.

     (b) A current list of the full name and business or residence address of each Manager.

     (c) A copy of the Articles of Organization and all amendments thereto, together with any powers of attorney pursuant to which the Articles of Organization or any amendments thereto were executed.

     (d) Copies of the Company's federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years.

     (e) A copy of this Agreement and any amendments thereto, together with any powers of attorney pursuant to which this Agreement or any amendments thereto were executed.

     (f) Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years.

     (g) The books and records of the Company as they relate to the internal affairs of the Company for at least the current and past four Fiscal Years.

7.2  DELIVERY TO MEMBERS AND INSPECTION.

     (a) Upon the request of a Member or an Assignee, for purposes reasonably related to the interest of that Person as a Member or an Assignee, a Manager shall promptly deliver to the Member or Assignee, at the expense of the Company, a copy of the information required to be maintained by paragraphs (a), (b) and
(d) of Section 7.1, and a copy of this Agreement.

     (b) Each Member, Manager and Assignee has the right upon reasonable request, for purposes reasonably related to the interest of that Person as a Member, Manager, or Assignee, to each of the following:

          (1) To inspect and copy during normal business hours any of the records required to be maintained by Section 7.1.

          (2) To obtain from a Manager promptly after becoming available, a copy of the Company's federal, state, and local income tax or information returns for each year.

     (c) A Manager shall promptly furnish to a Member a copy of any amendment to the Articles or this Agreement executed by a Manager pursuant to a power of attorney from the Member.

     (d) Any request, inspection, or copying by a Member or Assignee may be made by that Person or by that Person's agent or attorney.

     7.3  REPORTS.

     (a) The Company shall send or cause to be sent to each Member or Assignee as soon as practicable after the end of each Fiscal Year such information as is necessary to complete federal and state income tax or information returns and, if the Company has 35 or fewer Members, a copy of the Company's federal, state, and local income tax or information returns for the year.

     (b)  If the Company has more than 35 Members:

          (1) A Manager shall cause an annual report to be sent to each of the Members not later than 120 days after the close of the Fiscal Year. That report shall contain a balance sheet as of the end of the Fiscal Year and an income statement and statement of changes in financial position for the Fiscal Year.

          (2) Members representing at least 5 percent of the voting interests of the Members, or three or more Members, may make a written request to a Manager for an income statement of the Company for the initial three-month, six-month, or nine-month period of the current Fiscal Year ended more than 30 days prior to the date of the request, and a balance sheet of the Company as of the end of that period. The statement shall be delivered or mailed to the Members within 30 days thereafter.

          (3) The financial statements referred to in this paragraph (b) shall be accompanied by the report thereon, if any, of the independent accountants engaged by the Company or, if there is no report, the certificate of a Manager that the financial statements were prepared without audit from the books and records of the Company.

     7.4 TAX AND ACCOUNTING MATTERS. The Company's taxable year and accounting method for income tax purposes shall be as determined under the Code and Treasury Regulations. The Company's accounting records shall be maintained in accordance with generally accepted accounting practices for the Company's type of business. FWB shall be the "tax matters partner" within the meaning of
Section 6231(a)(7) of the Code, unless and until another Member is appointed to be the tax matters partner by the Manager. The tax matters partner shall have all of the authority granted by the Code to a tax matters partner, provided that the tax matters partner shall keep each Member informed as to the status of any audit of the Company's tax affairs.

SECTION 8.  DISSOLUTION AND LIQUIDATION

     8.1 EVENTS OF DISSOLUTION. Except as otherwise provided in this Agreement, the Company shall be dissolved and its affairs shall be wound up upon the happening of the first to occur of the following:

     (a)  At the time specified in the Articles.

     (b)  Upon the Majority Vote of the Members to dissolve the Company.

     (c) Upon the sale or other disposition of all or substantially all of the assets and properties of the Company and distribution to the Members of the proceeds of the sale or other disposition.

     (d) Upon the death, withdrawal, expulsion, Bankruptcy, or dissolution of a Member, unless the business of the Company is continued by a vote of a majority of the Percentage Interests of the remaining Members within 90 days of the happening of that event.

     8.2 EFFECT OF DISSOLUTION. Upon any dissolution of the Company under this Agreement or the Act, except as otherwise provided in this Agreement, the continuing operation of the Company's business shall be confined to those activities reasonably necessary to wind up the Company's affairs, discharge its obligations, and liquidate its assets and properties in a businesslike manner. Upon the occurrence of an event of dissolution, unless the business of the Company is continued as provided herein, the Manager shall cause to be filed a certificate of dissolution under Section 17356 of the Act.

     8.3  LIQUIDATION AND TERMINATION

     (a) If the Company is dissolved, then an accounting of the Company's assets, liabilities and operations through the last day of the month in which the dissolution occurs shall be made, and the affairs of the Company shall thereafter be promptly wound up and terminated. The Manager will appoint one or more Persons to serve as the liquidating trustee of the Company. The liquidating trustee will be responsible for winding up and terminating the affairs of the Company and will determine all matters in connection therewith (including, without limitation, the arrangements to be made with creditors, to what extent and under what terms the assets of the Company are to be sold, and the amount or necessity of cash reserves to cover contingent liabilities) as the liquidating trustee deems advisable and proper; provided,
                                                                    --------
however, that all decisions of the liquidating trustee will be made in
-------
accordance with the fiduciary duty owed by the liquidating trustee to the Company and each of the Members. The liquidating trustee will liquidate the assets of the Company as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, will be applied and distributed in the following order:

          (1) To the payment and discharge of all of the Company's debts and liabilities to creditors (including Members) in the order of priority as provided by law, other than liabilities for distributions to Members; and

          (2) The balance, if any, in proportion to the Members' positive Capital Account balances as of the date of such distribution, as determined after taking into account all Capital Account adjustments for the Fiscal Year during which such liquidation occurs. Such distributions shall be made by the end of the Fiscal Year in which the liquidation occurs or, if later, within ninety (90) days after the date of such liquidation.

     (b) After all of the assets of the Company have been distributed, the Company shall terminate; however, if at any time thereafter any funds in any cash reserve fund referred to in Section 8.3(a) are released because the need for the cash reserve fund has ended, the funds shall be distributed to the Members in the same manner as if the distribution had been made pursuant to Sections 8.3(a)(1) and (2) above.

     (c) Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Regulation section 1.704-1(b)(2)(ii)(g), if any Member has a deficit or negative balance in the Member's Capital Account (after giving effect to all contributions, distributions, allocations, and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), the Member shall have no obligation to make any capital contribution to the Company, and the negative balance of the Member's Capital Account shall not be considered a debt owed by the Member to the Company or to any other Person for any purpose whatsoever.

     8.4 CERTIFICATE OF CANCELLATION. Upon the completion of the winding up of the affairs of the Company, the Manager shall prepare, execute and deliver to the California Secretary of State a certificate of cancellation in accordance with Section 17356 of the Act.

     8.5 RECOURSE TO ASSETS. The Members shall look solely to the assets of the Company for any profits or return of their capital contributions. If the assets remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return a Member's capital contributions or profits, the Member shall have no recourse against the Company or the other Members.

SECTION 9.  DISPUTE RESOLUTION

     9.1 DISPUTE RESOLUTION; CONFIDENTIALITY. Any controversy, dispute or claim ("CLAIM") between any Member and the Company, or between Members, arising out of or relating to this Agreement or the Company, whether arising in contract or tort, law or equity, shall be subject to a non-binding mediation, and if not then resolved, shall be finally determined by a binding arbitration, both conducted as set forth below. Each Member agrees that any Claim, and all matters concerning any Claim, will be considered confidential, and will not be disclosed to any person outside the Company except as provided below with respect to the Mediation or Arbitration contemplated by Section 9.2 or Section 9.3 below.

     9.2  MEDIATION.

     (a) Any Claim shall first be the subject of a non-binding mediation ("MEDIATION"), conducted by a retired judge or other mediator who is a member of Judicial Arbitration & Mediation Services, Inc./Endispute ("JAMS") or other agreed upon mediator. Any Member or the Company may initiate the Mediation by written notice to the other Member(s) involved in the Claim. The date the notice is given is called the "MEDIATION INITIATION DATE."

     (b) The mediator ("MEDIATOR") shall be a retired judge or other mediator, selected by mutual agreement of the parties to the dispute, and if they cannot so agree within thirty (30) days after the Mediation Initiation Date, the Mediator shall be selected through such procedures as JAMS regularly follows.

     (c) The Mediation shall be held within thirty (30) days after the Mediator is selected, or such longer period as the parties to the dispute and the Mediator mutually decide.

     (d) The Company shall bear the cost of the Mediator's fees and expenses, but each party to the dispute shall pay its own attorneys' and expert witness fees and any other associated costs.

     9.3  ARBITRATION.

     (a) In the event any Claim is not fully resolved by mutual agreement of the parties to the dispute at the Mediation, the Claim shall be finally determined by a binding arbitration ("ARBITRATION"), conducted by a single arbitrator chosen by the parties as described below. Any Member may initiate the Arbitration by written notice to the other Member(s), to the Company and to the "ARBITRATION TRIBUNAL," as defined below. The Company may initiate the Arbitration by written notice to the Members and to the Arbitration Tribunal. The date the notice is given is called the "ARBITRATION INITIATION DATE."

     (b) Except as expressly modified herein, the Arbitration shall be conducted in accordance with the provisions of Section 1280 et seq. of the
                                                            -- ---
California Code of Civil Procedure, or their successor sections ("CCP"), and shall constitute the exclusive remedy for the determination of any Claim, including whether the Claim is subject to arbitration. The Arbitration shall be conducted under the procedures of the Arbitration Tribunal, except as modified herein. The Arbitration Tribunal shall be JAMS, unless the parties to the dispute cannot agree on a JAMS arbitrator, in which case the Arbitration Tribunal shall be the San Francisco Office of the American Arbitration Association ("AAA").

     (c) The arbitrator ("ARBITRATOR") shall be a retired judge or other arbitrator employed by JAMS selected by the same procedures as described above for selecting the Mediator. If the parties to the dispute are unable to mutually select a JAMS arbitrator, then the arbitrator shall be selected from the Large and Complex Case Project ("LCCP") panel of the AAA, by mutual agreement of the parties to the dispute. If the parties to the dispute cannot agree on an arbitrator within sixty (60) days after the Arbitration Initiation Date, the Arbitrator shall be selected by the AAA, from its LCCP panel, through such procedures as the AAA regularly follows. If for any reason the AAA does not so act, the Company or any Member who is a party to the dispute may apply to the Superior Court in and for the City and County of San Francisco, California, for the appointment of a single arbitrator.

     (d) No party shall have the right to conduct discovery in connection with the Arbitration proceeding except for (i) the pre-hearing production of relevant documents, (ii) one deposition of each opposing party, and (iii) one deposition of an expert witness.

     (e) The Arbitrator shall try any and all issues of law or fact and make the award within thirty (30) days after the close of evidence in the Arbitration. The Arbitrator shall issue an award at the close of the arbitration proceeding which shall dispose of all of the claims of the Members and of the Company that are the subject of the Arbitration. The Arbitrator shall be empowered to (i) enter equitable as well as legal relief, (ii) provide all temporary and/or provisional remedies, and (iii) enter equitable orders that will be binding upon the Company and the Members.

     (f) Judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. The following time periods set forth in the CCP shall be shortened as follows: Section 1288 - from four years to 90 days, and from 100 days to 30 days; Section 1288.2 - from 100 days to 30 days.

     (g) The fees and expenses of the Arbitrator shall be shared by the parties to the Arbitration as determined by the Arbitrator.

SECTION 10.  SHARE CERTIFICATES

     10.1 CERTIFICATES. Every Member shall be entitled to have a certificate, signed by the Manager or by the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company, certifying the number of Shares owned by the Member.

     10.2 REPLACEMENT CERTIFICATES. The Members may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificates of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Members may, in their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificates alleged to have been lost, stolen or destroyed.

     10.3 TRANSFERS. Upon surrender to the Company of a certificate for Shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Company, provided that the transfer is in compliance with the terms of this Agreement, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 11.  REPRESENTATIONS AND WARRANTIES OF SUB

     Except as set forth otherwise in Schedule 11 hereto, Sub represents and warrants as of the Closing that:

     11.1 ORGANIZATION AND STANDING OF SUB. Sub is a duly organized and validly existing corporation in good standing under the laws of the state of its incorporation and has the corporate power and authority to enter into and perform this Agreement and to consummate the transaction contemplated hereby.

     11.2 CORPORATE ACTION. Sub has the corporate power and will, prior to the Closing, have taken all necessary corporate action required to authorize, execute, deliver and perform this Agreement and any other agreements and instruments executed in connection herewith and therewith. When executed and delivered by Sub, this Agreement and any other agreement and instrument executed in connection herewith and therewith will constitute the valid and binding obligations of Sub, enforceable in accordance with their terms.

     11.3 GOVERNMENT APPROVALS. Except for the filings to be made, if any, to comply with exemptions from registration or qualification under federal and state securities laws, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental agency or instrumentality is necessary for the offer, sale, execution or delivery by Sub, or for the performance by it of its obligations under, this Agreement.

     11.4 LITIGATION. There is no litigation or governmental proceeding or investigation pending, or, to Sub's knowledge, threatened against Sub affecting any of its properties or assets that, if decided adversely to Sub, will result in any material adverse change in the business, operations, affairs, prospects or conditions of Sub or that, if decided adversely to Sub, will call into question the validity of this Agreement, nor, to Sub's knowledge, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted.

     11.5 FILED REPORTS. The common stock of StreamLogic Corporation is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and quoted on the Nasdaq Stock Market. Sub or StreamLogic Corporation has delivered to FWB copies of StreamLogic Corporation's (a) Annual Report on Form 10-K for the fiscal year ended March 29, 1996 (the "FORM 10-K REPORT") as filed with the Securities and Exchange Commission (the "COMMISSION") and (b) all proxy statements relating to StreamLogic Corporation's meetings of stockholders (whether annual or special) during 1996 as filed with the Commission. Sub or StreamLogic Corporation has made available to FWB upon its request all other reports, registration statements and other documents filed by StreamLogic Corporation with the Commission under the Exchange Act and the Securities Act of 1933, as amended (the "SECURITIES ACT"), for the past three fiscal years. All such documents described in the first two sentences of this
Section 11.5 are collectively referred to as "STREAMLOGIC CORPORATION'S FILED REPORTS". StreamLogic Corporation has during the last three fiscal years timely filed all reports, registration statements and other documents (including StreamLogic Corporation's Filed Reports) required to be filed with the Commission under the rules and regulations of the Commission, and all of StreamLogic Corporation's Filed Reports complied as to form with the Securities Act or the Exchange Act, as the case may be. As of their respective date, StreamLogic Corporation's Filed Reports (including any exhibits or schedules thereto or documents incorporated therein by reference) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     11.6 SECURITIES ACT OF 1933. Sub has complied and will comply with all applicable federal or state securities laws in connection with the transfer to the Company of the StreamLogic Corporation common stock.

     11.7 NO BROKERS OR FINDERS. Sub owes no commission, fee or other compensation to any Person as a finder or broker as a result of the transactions contemplated by this Agreement.

     11.8 CAPITALIZATION; STATUS OF CAPITAL STOCK. The authorized capital stock of StreamLogic Corporation is as set forth on StreamLogic Corporation's Filed Reports. All of the issued and outstanding shares of capital stock of StreamLogic Corporation as of March 29, 1996 are set forth on the Form 10-K Report. All of the outstanding shares of capital stock of StreamLogic Corporation have been duly authorized, are validly issued and are fully paid and nonassessable, and no holder thereof is entitled to preemptive rights. Between the date hereof and the Closing, there shall have been no material change in the outstanding capital stock of StreamLogic Corporation. Except as set forth in StreamLogic Corporation's Filed Reports, there are no options, warrants or rights to purchase shares of its capital stock or other securities authorized, issued or outstanding, nor is StreamLogic Corporation obligated in any manner to issue shares of its capital stock or other securities.

     11.9 ABSENCE OF CHANGES. Since March 29, 1996, no event has occurred or failed to occur that would be required to be disclosed in the footnotes of StreamLogic Corporation's financial statements for such statements to be prepared in accordance with generally accepted accounting principles, and to the best knowledge of Sub, there has been no other event or condition of any character specifically relating to StreamLogic Corporation which specifically pertains to and materially adversely affects its business, properties or condition, financial or otherwise.

     11.10  INVESTMENT REPRESENTATIONS BY SUB. Sub represents that:

     (a) Sub has been advised that the Shares have not been registered under the Securities Act nor qualified under any state securities laws on the grounds that no distribution or public offering of the Shares is to be effected, and that in this connection the Company is relying in part on the representations of Sub set forth herein.

     (b) It is Sub's intention to acquire the Shares for its own account and that the Shares are being and will be acquired for the purpose of investment and not with a view to distribution or resale thereof.

     (c) Sub is able to bear the economic risk of an investment in the Shares acquired by Sub pursuant to this Agreement and can afford to sustain a total loss on such investment.

     (d) Sub is an experienced and sophisticated investor, able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that Sub is capable of evaluating the risks and merits of acquiring the Shares.

     (e) Sub, by reason of its business or financial experience, has the capacity to protect its own interests in connection with the purchase of the Shares.

     (f) Sub acknowledges that the certificate representing the Shares, when issued, shall contain a legend in substantially the following form:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (I) IN A TRANSACTION REGISTERED UNDER SAID ACT AND SUCH STATE SECURITIES LAWS OR
     (II) IN A TRANSACTION FOR WHICH AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND SUCH LAWS IS AVAILABLE AND THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT.

     (g) Sub represents that it is an "accredited investor," as that term is defined in Rule 501 of Regulation D under the Securities Act.

SECTION 12.  REPRESENTATIONS AND WARRANTIES OF FWB

     Except as set forth otherwise in Schedule 12 hereto, FWB represents and warrants as of the Closing that:

     12.1 ORGANIZATION AND STANDING OF FWB. FWB is a duly organized and validly existing corporation in good standing under the laws of the State of California and has the corporate power and authority to enter into and perform this Agreement and to consummate the transaction contemplated hereby.

     12.2 CORPORATE ACTION. FWB has the corporate power and will, prior to the Closing, have taken all necessary corporate action required to authorize, execute, deliver and perform this Agreement and any other agreements and instruments executed in connection herewith and therewith. When executed and delivered by FWB, this Agreement and any other agreement and instrument executed in connection herewith and therewith will constitute the valid and binding obligations of FWB, enforceable in accordance with their terms.

     12.3 GOVERNMENTAL APPROVALS. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental agency or instrumentality is necessary for the execution or delivery by FWB, or for the performance by it of its obligations under, this Agreement.

     12.4 LITIGATION. There is no litigation or governmental proceeding or investigation pending, or, to FWB's knowledge, threatened against FWB affecting any of its properties or assets that might result in any material adverse change in the business, operations, affairs, prospects or conditions of FWB or that might call into question the validity of this Agreement, nor, to FWB's knowledge, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted.

     12.5 NO BROKERS OR FINDERS. Except for amounts due to Needham & Co., FWB owes no commission, fee or other compensation to any Person as a finder or broker as a result of the transactions contemplated by this Agreement.

     12.6  ABSENCE OF CHANGES. Since March 30, 1996, except as disclosed in
Schedule 12 (including disclosures therein with respect to FWB's recent financial results and proposed tax and special distributions to FWB's shareholders and a proposed loan from FWB's shareholders), no event has occurred or failed to occur that would be required to be disclosed in the footnotes of FWB's financial statements for such statements to be prepared in accordance with generally accepted accounting principles, and to the best knowledge of FWB, there has been no other event or condition of any character specifically relating to FWB which specifically pertains to and materially adversely affects its business, properties or condition, financial or otherwise.

     12.7  INVESTMENT REPRESENTATIONS BY FWB. FWB represents that:

     (a) FWB has been advised that the Shares have not been registered under the Securities Act nor qualified under any state securities laws on the grounds that no distribution or public offering of the Shares is to be effected, and that in this connection the Company is relying in part on the representations of FWB set forth herein.

     (b) It is FWB's intention to acquire the Shares for its own account and that the Shares are being and will be acquired for the purpose of investment and not with a view to distribution or resale thereof.

     (c) FWB is able to bear the economic risk of an investment in the Shares acquired by FWB pursuant to this Agreement and can afford to sustain a total loss on such investment.

     (d) FWB is an experienced and sophisticated investor, able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that FWB is capable of evaluating the risks and merits of acquiring the Shares.

     (e) FWB, by reason of its business or financial experience, has the capacity to protect its own interests in connection with the purchase of the Shares.

     (f) FWB acknowledges that the certificate representing the Shares, when issued, shall contain a legend in substantially the following form:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (I) IN A TRANSACTION

     REGISTERED UNDER SAID ACT AND SUCH STATE SECURITIES LAWS OR (II) IN A TRANSACTION FOR WHICH AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND SUCH LAWS IS AVAILABLE AND THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT.

     (g) FWB represents that it is an "accredited investor," as that term is defined in Rule 501 of Regulation D under the Securities Act.

     12.8 INVESTMENT REPRESENTATIONS OF FWB AS MANAGER OF THE COMPANY: FWB as Manager of the Company represents that:

     (a) The Company has been advised that the Common Stock has not been registered under the Act nor qualified under any state securities laws on the grounds that no distribution or public offering of the Common Stock is to be effected, and that in this connection you are relying in part on the representations of the Company set forth herein.

     (b) It is the Company's intention to acquire the Common Stock for its own account and that the Common Stock is being and will be acquired for the purpose of investment and not with a view to distribution or resale thereof.

     (c) The Company is able to bear the economic risk of an investment in the Common Stock acquired by the Company pursuant to this Agreement and can afford to sustain a total loss on such investment.

     (d) The Company is an experienced and sophisticated investor, able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that the Company is capable of evaluating the risks and merits of acquiring the Common Stock.

     (e) The Company, by reason of its business or financial experience, has the capacity to protect its own interests in connection with the purchase of the Common Stock.

     (f) The Company acknowledges that the stock certificate representing the Common Stock, when issued, shall contain a legend in substantially the following form:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (I) IN A TRANSACTION REGISTERED UNDER SAID ACT AND SUCH STATE SECURITIES LAWS OR
     (II) IN A TRANSACTION FOR WHICH AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND SUCH LAWS IS AVAILABLE AND THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT.

     (g) The Company represents that it is an "accredited investor," as that term is defined in Rule 501 of Regulation D under the Securities Act.

SECTION 13.  REGISTRATION RIGHTS

     At the Closing, the Company and StreamLogic Corporation shall execute and deliver the Company Rights Agreement in the form of Exhibit D hereto. Also at the Closing, the Company and Sub shall execute and deliver the Rights Agreement in the form of Exhibit E hereto.

SECTION 14.  GENERAL PROVISIONS

     14.1 GOVERNING LAW. This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the State of California.

     14.2 ATTORNEYS' FEES. If any legal action or other proceeding is commenced to enforce or interpret any provision of, or otherwise relating to, this Agreement, the losing party or parties shall pay the prevailing party's or parties' actual expenses incurred in the investigation of any claim leading to the proceeding, preparation for and participation in the proceeding, any appeal or other post judgment motion, and any action to enforce or collect the judgment including without limitation contempt, garnishment, levy, discovery and bankruptcy. For this purpose "expenses" include, without limitation, court or other proceeding costs and experts' and attorneys' fees and their expenses. The phrase "prevailing party" shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

     14.3 BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the Members, and their respective distributees, successors and assigns; provided, however, nothing contained in this Section 14.3 shall limit
         --------  -------
the effectiveness of any restriction on transfers of Membership Interests.

     14.4 TERMS. Any reference to the Act, the Code or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

     14.5 HEADINGS. All headings are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

     14.6 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this Agreement, the provision will be fully severable; this Agreement will be construed and enforced as if the illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of the illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     14.7 MULTIPLE COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and counterpart signature pages may be assembled to form a single original document.

     14.8 ADDITIONAL DOCUMENTS AND ACTS. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated by this Agreement.

     14.9 NO THIRD PARTY BENEFICIARY. This Agreement is made solely and specifically among and for the benefit of the parties, and their respective successors and assigns subject to the express provisions relating to successors and assigns, and no other Person will have any rights, interest or claims or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

     14.10 NOTICES. All notices, consents, requests, demands or other communications to or upon the respective parties shall be in writing and shall be effective for all purposes upon receipt on any business day before 5:00 PM local time and on the next business day if received after 5:00 PM or on other than a business day, including without limitation, in the case of (i) personal delivery, (ii) delivery by messenger, express or air courier or similar courier,
(iii) delivery by United States first class certified or registered mail, postage prepaid and (iv) transmittal by telecopier or facsimile, addressed to the addresses set forth in Exhibit B to this Agreement.

     In this section "business days" means days other than Saturdays, Sundays, and federal and state legal holidays. Either party may change its address by written notice to the other in the manner set forth above. Receipt of communications by United States first class or registered mail will be sufficiently evidenced by return receipt. In the case of illegible or otherwise unreadable facsimile transmissions, the receiving party shall promptly notify the transmitting party of any transmission problem and the transmitting party shall promptly resend any affected pages.

     14.11  AMENDMENTS.

     (a) AMENDMENTS TO AGREEMENT. Except as otherwise provided in Section 2.3, this Agreement may be amended in whole or in part only as provided in Section
5.3. Except as otherwise provided in Section 2.3, any amendment shall be in writing, dated and signed by the Members who have approved it. If any conflict arises between the provisions of the amendment, or amendments, and the terms hereof, the most recent provisions shall govern and control.

     (b) AMENDMENTS TO ARTICLES. The Articles shall be amended whenever required by the provisions of this Agreement or by the Act. Any such amended Articles shall be filed for record by the Members as required by the Act, and this Agreement shall also be amended as necessary to reflect such change.

     14.12 TITLE TO COMPANY PROPERTY. Legal title to all property of the Company will be held and conveyed in the name of the Company.

     14.13 WAIVER. No waiver of any obligations under this Agreement will be enforceable or admissible unless set forth in a writing signed by the party against which enforcement or admission is sought. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. Any waiver granted shall apply solely to the specific instance expressly stated.

     14.14 ENTIRE AGREEMENT. This Agreement and the Exhibits contain the entire understanding between the Members and supersede any prior written or oral agreements between them regarding the same subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between the Members relating to the subject matter of this Agreement which are not fully expressed in this Agreement.

     14.15 NO STATE LAW PARTNERSHIP. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be an agent, partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and this Agreement shall not be construed to suggest otherwise.

     14.16 COMPANY COUNSEL. The Members understand that this Agreement has been prepared by McCutchen, Doyle, Brown & Enersen ("MCCUTCHEN") on behalf of FWB, and that McCutchen has not represented any other Member in connection with the preparation of this Agreement. The other Members recognize that by signing this Agreement they will be bound by provisions relating to, among other things, the obligation to contribute capital, the rights to distributions, and restrictions on the transferability of their Membership Interests. Each of the other Members also recognizes that it has the right to retain independent legal counsel to represent it in connection with its review, negotiation, and execution of this Agreement, and it has made its own determination whether to retain such independent legal counsel before signing this Agreement. Furthermore, the Company may select McCutchen as legal counsel for the Company. In the event of disputes between the Members and/or the Company, the Members and the Company agree that McCutchen may withdraw from representing the Company and continue to represent FWB.

     14.17 EXHIBITS. The following Exhibits attached to this Agreement shall be deemed to be a part of this Agreement and are fully incorporated herein by this reference:

                 Exhibit A         Articles of Organization
                 Exhibit B         Initial Capital Contributionsand Share Ownership
                 Exhibit C         General Conveyance andAssumption of Liabilities
                 Exhibit D         Company RightsAgreement
                 Exhibit E         Rights Agreement

     The Members have executed this Agreement as of the date set forth above, or if earlier, as of the date the Articles are accepted for filing by the California Secretary of State.



  STREAMLOGIC SOFTWARE                         FWB SOFTWARE, INC., a California
  CORPORATION, a Delaware corporation          corporation


  By /s/ Lee Hilbert                           By /s/ Norman Fong
     ------------------------------------         -----------------------------
     Lee Hilbert, Chief Financial Officer         Norman Fong, President